UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 3, 2016

U.S. Rare Earths, Inc.
 (Exact name of Registrant as Specified in its Charter)

Nevada	000-36888	87-0638338
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5600 Tennyson Parkway, Suite 240
Plano, Texas 75024
 (Address of Principal Executive Office)

Registrant's telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.
Other Events

On November 3, 2016, the Registrant received notice that a judgment against it in the amount of $754,539.26 was issued by order of the United States District Court, Southern District of New York, which judgment confirmed a prior arbitration award in connection with a prior arbitration proceeding between the Registrant and Daniel B. McGroarty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTHS, INC.

By:	/s/ Kevin Cassidy
Kevin Cassidy
Chairman of the Board
Date: November 9, 2016